                                  EXHIBIT 99.5

Ground Lease dated September 9, 1985 by and between Chevron Chemical Company and Crown Zellerbach Corporation relating to the Orange, Texas Plant (the rights and obligations of the lessee under the foregoing Lease have been assigned ultimately to Printpack, Inc.).

                                  GROUND LEASE

     THIS LEASE is made and executed on September 9, 1985 by and between CHEVRON CHEMICAL COMPANY, a Delaware corporation, 1301 McKinney, Houston, TX 77010 (hereinafter called "Lessor") , and CROWN ZELLERBACH CORPORATION, a Nevada corporation, One Bush Street, San Francisco, California 94104 (hereinafter called "Lessee").

                                       I.
                        DESCRIPTION AND USE OF PREMISES

     Lessor leases to Lessee and Lessee hires from Lessor, for, the purpose of conducting thereon any lawful business and for no other purpose, those premises located in the County of Orange, State of Texas, more particularly described as CZ Tracts 3 through 6 on Exhibit A attached hereto. As used herein, the term "Premises" refers to the real property described on Exhibit A and to any improvements located thereon from time to time during the term of this lease.

                                      II.
                                      TERM

     The term of this lease shall commence on the date it is signed and shall end on December 31, 2000; provided, that either party may terminate this lease effective at the end of any lease year upon three years' prior written notice to the other party. A "lease year" for the purposes of this paragraph shall correspond to a calendar year with the first lease year ending on December 31, 1985.

                                      III.
                                      RENT

     (a) Lessee covenants, stipulates, and agrees to pay Lessor as rental for the demised premises the sum of one dollar ($1.00) per year during the term of this lease. Until Lessee receives other instructions in writing from Lessor, Lessee should pay all rentals under this lease to Lessor at the office of Lessor above stated.

     (b) As additional rent Lessee agrees to pay all taxes or assessments, general or special, paid or charged to Lessor in any lease year on the premises, provided, that Lessee shall have the right to contest the amount or valuation method of any such tax or assessment. Lessor shall notify Lessee of any such tax or assessment in sufficient time to permit Lessee to contest the same if Lessee so desires. Lessor shall cooperate in any such contest by Lessee, provided, that Lessee shall bear the entire expense and shall reimburse Lessor for any cost it incurs because of such contest.

                                      IV.
                          CONSTRUCTION OF IMPROVEMENTS

     Lessee shall have the right, to construct on the premises at any time during the term of this lease, the improvements described in Exhibit B together with any other facility, appurtenance, or improvement necessary or desirable to support such improvements. All construction hereunder shall be in conformance with all building codes and other applicable laws and regulations. Lessee shall use licensed contractors to do all of the construction hereunder and the facilities shall be constructed in a workmanlike manner.

                                       V.
                      FURTHER CONSTRUCTION AND ENCUMBRANCE

     Lessee shall have the right to repair, demolish, remove, alter or modify the improvements constructed pursuant to the preceding paragraph so long as any such change does not diminish the market value of the premises immediately prior to such alteration. Lessor further agrees to grant any easement or right-of-way reasonably necessary to provide utility or other essential services to the improvements operated by Lessee hereunder.


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                                      VI.
                      UTILITIES AND ADDITIONAL USE THEREOF

     Lessor has caused to be constructed and brought into premises occupied by Lessee that are adjacent to the leased premises railroad trackage, water and steam lines, sewer pipes, gas mains, and other necessary utilities. Lessee's right to the use thereof on the leased premises shall be in common with Lessor or any other tenant or customer of Lessor and Lessor reserves the right to itself, its agents and employees to connect into or attach to or extend and utilize any of the aforesaid utilities and facilities, together with the right to enter into and upon the leased premises for such purposes and the maintenance or relocation thereof.

     The repair and maintenance of such utilities shall be done by Lessor at its cost, and Lessee expressly waives any liability on the part of Lessor for the manner or means of making any repairs or maintenance thereof; provided that no additional use thereof shall be commenced after the commencement of the term of this lease which will under normal conditions interfere with the use thereof by the Lessee reasonably foreseeable at such date, and in no event shall Lessor be liable to Lessee for the failure of the operation of any of such utilities. All cost of repair and maintenance shall be borne by Lessee, except in the event the utility is being utilized by others including Landlord, whose continued use thereof requires such maintenance and repairs, then Lessee shall bear such part of the costs as Lessee's use of such utility bears to the combined usage of Lessee and such other user or users.

                                      VII.
                                    REPAIRS

     (a) Lessee shall, throughout the term of this lease, at its own cost, without any expense to Lessor, keep and maintain the premises, including all buildings and improvements of every kind which may be a part thereof, and all appurtenances thereto,


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





including adjacent sidewalks, in good, sanitary, and neat order, condition or repair and, except as specifically provided herein, restore and rehabilitate any improvements of any kind which may be destroyed or damaged by fire, casualty, or any other cause whatsoever. Lessor shall not be obligated to make any repairs, replacements, or any renewals of any kind, to the premises or any buildings or improvements thereon. Lessee shall comply with and abide by all Federal, state, county, municipal and other governmental statutes, ordinances, laws and regulations affecting the premises, the improvements thereon or any activity or condition on or in such premises.

     (b) The damage, destruction or partial destruction of any building or other improvement which is a part of the premises shall not release Lessee from any obligation hereunder, except as hereafter expressly provided.

     (c) Anything to the contrary in subparagraph (a) of this paragraph notwithstanding, in case of destruction of the improvements to be constructed on the premises or damage thereto from any cause so as to make it untenantable, occurring at any time during the term of this lease, Lessee, if not then in default hereunder, may elect to terminate this lease by written notice served on Lessor within thirty (30) days after occurrence of such damage or destruction. In the event of such termination Lessee shall restore the premises to their original condition as they existed at the commencement of this lease. Upon such termination, rent, taxes, assessments, and any other sums payable by Lessee to Lessor hereunder shall be prorated as of the termination date, and in the event any rent, taxes, or assessments shall have been paid in advance, Lessor shall rebate the same for the unexpired period for which payment shall be made.

                                     VIII.
                                     LIENS

     (a) Lessee shall keep the premises and every part thereof and all buildings and other improvements at any time located thereon free and clear of any and all mechanics', materialmens', and other liens arising out of or in connection with work or labor done, services performed, or materials or appliances used or furnished for or in connection with any operations of Lessee, any alteration, improvement or repairs or additions which Lessee may make or permit or cause to be made, or any work or construction, by, for, or permitted by Lessee on or about the premises or any obligations of any kind incurred by Lessee, and Lessee agrees at all times, promptly to pay and discharge any and all claims on which any such lien may or could be based, and indemnify Lessor against all such liens and claims of liens and suits or other proceedings pertaining thereto.

     (b) If Lessee desires to contest any such lien it shall notify Lessor of its intention to do so within twenty (20) days after it receives notice of the filing of such lien. In such case and provided that Lessee shall, on demand, protect Lessor by good and sufficient surety bond against any such lien and any cost, liability or damage arising out of such contest, Lessee shall not be in default hereunder unless Lessee shall fail to discharge such lien to the extent held valid within thirty (30) days after the final determination of the validity thereof. In the event of any such contest Lessee shall protect and indemnify Lessor against all costs, expenses, and damages resulting therefrom.

                                      IX.
                                    FIXTURES

     Lessee may, at its own expense, upon termination of this lease, remove from said premises any structures, fixtures, furnishings, or equipment which Lessee may have constructed, installed or otherwise supplied, during its occupancy of the premises. Lessee agrees to repair any damage that may be done to the premises resulting from the removal of such structures, fixtures, furnishings and equipment.

                                       X.
                                INDEMNIFICATION

     Lessee agrees to indemnify and hold Lessor harmless form all claims and causes of action for damage to the property or injury to a person or persons occurring, on or about the premises or arising out of the use and operation of the leased premises by Lessee except to the extent such claims result from the negligence or actions of Lessor, its agents, contractors, or employees.

                                      XI.
                            ASSIGNMENT OR SUBLETTING

     This lease may not be assigned or sublet by Lessee in whole or in part without the written consent of Lessor, In the event of such assignment or subletting Lessee shall remain responsible for performance of the terms and conditions of this lease, and shall not be released therefrom. Lessor shall have the right to refuse any sublease or assignment without cause provided that in the event of such refusal Lessee may terminate this lease.

                                      XII.
                                    DEFAULTS

     If Lessee shall default in the payment of any rent herein reserved or in the performance of any of its obligations under this lease, and if the Lessor shall give the Lessee notice in writing of such default and Lessee shall fail to cure the default within thirty (30) days after the date of receipt of such notice or if the default should be of such character as to require more than thirty (30) days to cure and Lessee shall fail to use reasonable diligence in curing such default, then and in any such event the Lessor may at Lessor's option, terminate this lease. In the event (a) Lessee shall cease its operations on the leased premises for a period of six (6) months, or (b) Lessee should abandon the leased premises, then Lessor may, at its election terminate this lease by written notice thereof to Lessee; provided, however, should Lessee's cessation of operations be due to acts of God, strikes, war, force majeure, or other causes beyond the reasonable control of Lessee, then (unless such termination is authorized by other provisions of this lease) during such period or cessation, Lessor may not cancel this lease. Upon such termination hereinabove described, Lessor may reenter the leased premises without further notice or demand without being in any matter liable therefor, and Lessor may hold the leased premises free from any further liability as may have arisen theretofore, or Lessor may enter the leased premises as aforesaid and, as agent of Lessee, relet the same for the balance of the term of this lease or for a shorter or longer term and may receive the rent therefor, and apply the same first to the payment of the expense of such reletting and second to the payment of rent due and to become due by this lease, Lessee remaining liable for and agreeing to pay any deficiency. The filing of any petition of bankruptcy or insolvency, or for reorganization under the Bankruptcy Act, or an assignment for the benefit of the creditors by Lessee unless the foregoing events be vacated, cancelled or nullified within a period of sixty (60) days, shall constitute a default by Lessee under the terms of this lease.

                                     XIII.
                              LIABILITY INSURANCE

     Lessee agrees to carry liability insurance naming the Lessor as an additional insured in an amount of at least $500,000.00 coverage as to injury to death of any one person, $1,000,000.00 coverage as to injury or death arising out of any occurrence. Such insurance shall protect the Lessor from any injury and damage as aforesaid, and occurring in, on or about the leased premises during the term of this lease. Lessee shall further carry Worker's Compensation covering its employees. All such policies will include a waiver of subrogation in favor of Lessor. Should Lessee maintain physical damage insurance on its machinery, equipment, supplies and inventories as well as all other property on the based premises, such policy or policies shall include a waiver of subrogation in favor of Lessor.



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





In addition, Lessor agrees to provide Lessee with a similar waiver of subrogation from any insurer providing coverage to property of Lessor adjacent or proximate to the premises.

                                      XIV.
                                    NOTICES

     All notices under this lease shall be in writing and shall be sent to the respective party by telex or by registered United States Mail, postage prepaid, return receipt requested, and notice to the Lessor shall be addressed to Lessor at the address heretofore stated and to Lessee at the address heretofore stated. The respective parties may change the address to which they desire notices be sent by written notice to other party. Notices shall be deemed to have been delivered as of the time they are secured.

                                      XV.
                                   INSPECTION

     Lessor reserves the right to enter into and upon the leased premises at all times for the purpose of inspection, compliance with governmental regulations or requests, preservation of the property, and for any other reason not unreasonably in conflict with Tenant's use of the premises.

                                      XVI.
                           HAZARDOUS WASTE ACTIVITIES

     Lessee shall at all times during the term of this lease, comply with all federal, state and local laws, regulations, standards and orders, including the Resource Conservation and Recovery Act and the Comprehensive Environmental Response, Compensation and Liability Act and all regulations derived therefrom relating to the storage, treatment or disposal of hazardous substances and of wastes on the premises. Lessee agrees to defend and indemnify Lessor from and against all claims, proceedings and suits, of whatever nature associated with the storage, treatment, disposal or use of waste materials and any hazardous chemical or substance by Lessee.


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






     IN WITNESS WHEREOF, Lessor and Lessee have caused this lease to be duly executed the day and year first above written.


WITNESS:                                CHEVRON CHEMICAL COMPANY

/s/                                     By:  /s/
-----------------------------                ---------------------------


WITNESS:                                CROWN ZELLERBACH CORPORATION

/s/                                     By:  /s/
-----------------------------                ----------------------------
                                             Vice President



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                                                                       EXHIBIT A
                                                                     Page 1 of 6

CROWN ZELLERBACH 1985 ADDITIONAL AREA (CZ TRACT 3)

     All that certain tract or parcel of land lying and being situated in Orange County, Texas, a part of the STEPHEN JETT SURVEY, ABSTRACT NO. 16 and being a part of that certain tract of land described in instrument from Spencer Chemical Company to Gulf Oil Corporation dated April 30, 1964 and recorded in Volume 320, Page 119 of the Deed Records of Orange County, Texas, said tract herein described being more particularly described as follows:

     COMMENCING at a 2-inch bronze plate set in a 4-inch by 4-inch concrete monument for an angle point in the east line of the above referenced Gulf Oil Corporation tract and the northeast corner of that certain tract of land described as "First Tract" in instrument from H. J. L. Stark to Spencer Chemical Company dated May 22, 1953 and recorded in Volume 155, Page 270 of the Deed Records of Orange County, Texas, said corner being in the west line of a 250-foot wide access strip of land formerly retained by the above said H. J. L. Stark;

     THENCE North 1 deg. 54 min. 30 sec. West along and with the said west line of the 250-foot wide access strip a distance of 2,413.04 feet to a point for corner;

     THENCE South 87 deg. 59 min. 12 sec. West a distance of 46.83 feet to an existing chain link fence corner post for the northeast corner and POINT OF BEGINNING of the tract herein described;

     THENCE South 1 deg. 50 min. 05 sec. East along and with a southerly extension of an existing chain link fence a distance of 100.00 feet to the southeast corner of the tract herein described;

     THENCE South 87 deg. 59 min. 12 sec. West a distance of 386.84 feet to the southwest corner of the tract herein described;

     THENCE North 1 deg. 46 min. 18 sec. West along and with a southerly extension of an existing chain link fence a distance of 100.00 feet to an existing chain link fence corner post for the northwest corner of the tract herein described;

     THENCE North 87 deg. 59 min. 12 sec. East along and with an existing chain link fence a distance of 386.73 feet to the POINT OF BEGINNING and

     Containing 0.888 acre of land, more or less.



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






                                                                       EXHIBIT A
                                                                     Page 2 of 6

CROWN ZELLERBACH 1985 ADDITIONAL AREA (CZ TRACT 4)

     All that certain tract or parcel of land lying and being situated in Orange County, Texas, a part of the STEPHEN JETT SURVEY, ABSTRACT NO. 16 and being a part of that certain tract of land described in instrument from Spencer Chemical Company to Gulf Oil Corporation dated April 30, 1964 and recorded in Volume 320, Page 119 of the Deed Records of Orange County, Texas, said tract herein described being more particularly described as follows:

     COMMENCING at a 2-inch bronze plate set in a 4-inch by 4-inch concrete monument for an angle point in the east line of the above referenced Gulf Oil Corporation tract and the northeast corner of that certain tract of land described as "First Tract" in instrument from H. J. L. Stark to Spencer Chemical Company dated May 22, 1953 and recorded in Volume 155, Page 270 of the Deed Records of Orange County, Texas, said corner being in the west line of a 250-foot wide access strip of land formerly retained by the above said H. J. L. Stark;

     THENCE North 1 deg. 54 min. 30 sec. West along and with the said west line of the 250-foot wide access strip a distance of 2,413.04 feet to a point for corner;

     THENCE South 87 deg. 59 min. 12 sec. West passing at a distance of 46.83 feet an existing chain link fence corner post, and continuing (South 87 deg. 59 min. 12 sec. West) along and with an existing chain link fence a total distance of 433.56 feet to an existing chain link fence corner post for corner;

     THENCE North 1 deg. 46 min. 18 sec. West continuing along and with an existing chain link fence a distance of 137.72 feet to the southeast corner and POINT OF BEGINNING of the tract herein described;

     THENCE South 88 deg. 13 min. 42 sec. West along and with a line which is perpendicular to the above said existing chain link fence a distance of 150.00 feet to the southwest corner of the tract herein described;

     THENCE North 1 deg. 46 min. 18 sec. West parallel with the above said existing chain link fence a distance of 150.00 feet to the northwest corner of the tract herein described;

     THENCE North 88 deg. 13 min. 42 sec. East along and with a line which is perpendicular to the above said existing chain link fence a distance of 150.00 feet to the said existing chain link fence for the northeast corner of the tract herein described;

     THENCE South 1 deg. 46 min. 18 sec. East along and with the said existing chain link fence a distance of 150.00 feet to the POINT OF BEGINNING and

     Containing 0.517 acre of land, more or less.



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                                                                       EXHIBIT A
                                                                     Page 3 of 6

CROWN ZELLERBACH 1985 ADDITIONAL AREA (CZ TRACT 5)

     All that certain tract or parcel of land lying and being situated in Orange County, Texas, a part of the STEPHEN JETT SURVEY, ABSTRACT NO. 16 and being a part of that certain tract of land described in instrument from Spencer Chemical Company to Gulf Oil Corporation dated April 30, 1964 and recorded in Volume 320, Page 119 of the Deed Records of Orange County, Texas, said tract herein described being more particularly described as follows:

     COMMENCING at a 2-inch bronze plate set in a 4-inch by 4-inch concrete monument for an angle point in the east line of the above referenced Gulf Oil Corporation tract and the northeast corner of that certain tract of land described as "First Tract" in instrument from H. J. L. Stark to Spencer Chemical Company dated May 22, 1953 and recorded in Volume 155, Page 270 of the Deed Records of Orange County, Texas, said corner being in the west line of a 250-foot wide access strip of land formerly retained by the above said H. J. L. Stark;

     THENCE North 1 deg. 54 min. 30 sec. West along and with the said west line of the 250-foot wide access strip a distance of 2,413.04 feet to a point for corner;

     THENCE South 87 deg. 59 min. 12 sec. West passing at a distance of 46.83 feet an existing chain link fence corner post, and continuing (South 87 deg. 59 min. 12 sec. West) along and with an existing chain link fence a total distance of 433.56 feet to an existing chain link fence corner post for corner;

     THENCE North 1 deg. 46 min. 18 sec. West continuing along and with an existing chain link fence a distance of 466.22 feet to the southeast corner and POINT OF BEGINNING of the tract herein described;

     THENCE South 68 deg. 13 min. 42 sec. West along and with a line which is approximately parallel with and 10 feet northeasterly from an existing drainage ditch a distance of 76.36 feet to the southwest corner of the tract herein described;

     THENCE North 1 deg. 46 min., 18 sec. West parallel with the above said existing chain link fence a distance of 137.05 feet to the northwest corner of the tract herein described;

     THENCE North 88 deg. 13 min. 42 sec. East along and with a line which is perpendicular to the above said chain link fence a distance of 70.00 feet to the said existing chain link fence for the northeast corner of the tract herein described;

     THENCE South 1 deg. 46 min. 18 sec. East along and with the above said existing chain link fence a distance of 167.55 feet to the POINT OF BEGINNING and

Containing 0.245 acre of land, more or less.






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                                                                       EXHIBIT A
                                                                     Page 4 of 6

CROWN ZELLERBACH 1985 ADDITIONAL AREA (CZ TRACT 6)

     All that certain tract or parcel of land lying and being situated in Orange County, Texas, a part of the STEPHEN JETT SURVEY, ABSTRACT NO. 16 and being a part of that certain tract of land described in instrument from Spencer Chemical Company to Gulf Oil Corporation dated April 30, 1964 and recorded in Volume 320, Page 119 of the Deed Records of Orange County, Texas, said tract herein described being more particularly described as follows:

     COMMENCING at a 2-inch bronze plate set in a 4-inch by 4-inch concrete monument for an angle point in the east line of the above referenced Gulf Oil Corporation tract and the northeast corner of that certain tract of land described as "First Tract" in instrument from H. J. L. Stark to Spencer Chemical Company dated May 22, 1953 and recorded in Volume 155, Page 270 of the Deed Records of Orange County, Texas, said corner being in the west line of a 250-foot wide access strip of land formerly retained by the above said H. J. L. Stark;

     THENCE North 1 deg. 54 min. 30 sec. West along and with the said west line of the 250-foot wide access strip a distance of 2,413.04 feet to a point for corner;

     THENCE South 87 deg. 59 min. 12 sec. West passing at a distance of 46.83 feet an existing chain link fence corner post, and continuing (South 87 deg. 59 min. 12 sec. West) along and with an existing chain link fence a total distance of 433.56 feet to an existing chain link fence corner post for corner;

     THENCE North 1 deg. 46 min. 18 sec. West continuing along and with an existing chain link fence a distance of 822.77 feet to an existing chain link fence corner post for corner;

     THENCE North 87 deg. 51 min. 15 sec. East continuing along and with and existing chain link fence a distance of 121.80 feet to an existing chain link fence corner post for corner;

     THENCE North 3 deg. 39 min. 20 sec. West continuing along and with an existing chain link fence a distance of 79.59 feet to an existing chain link fence corner post for the southwest corner and POINT OF BEGINNING of the tract herein described;

     THENCE continuing North 3 deg. 39 min. 20 sec. West along and with a northerly extension of the said existing chain link fence a distance of 75.00 feet to the northwest corner of the tract herein described;

                                                                       EXHIBIT A
                                                                     Page 5 of 6
CROWN ZELLERBACH 1985 ADDITIONAL AREA (CZ TRACT 6)


     THENCE North 87 deg. 44 min. 21 sec. East a distance of 201.13 feet to the Northeast corner of the tract herein described;

     THENCE South 1 deg. 05 min. 16 sec. East along a northerly extension of an existing chain link fence a distance of 75.00 feet to an existing chain link fence corner post for the southeast corner of the tract herein described;

     THENCE South 87 deg. 44 min. 28 sec. West along and with an existing chain link fence a distance of 197.77 feet to the POINT OF BEGINNING and

     Containing 0.343 acre of land, more or less.



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






                                                                       EXHIBIT A
                                                                     Page 6 of 6

[Diagram]

                                   EXHIBIT B

                    Purposes for Which Premises May Be Used



Tract       Purpose
-----       -------
CZ Tract 3  Space to rear of plant - short range plans contemplate an expansion of the present warehouse which will result in a loss of yard, and truck access and parking area; additional area will be paved and/or blacktopped.

CZ Tract 4  Parking Lot - minor grading and black topping.

CZ Tract 5  Refrigeration Expansion - a metal walled structure on a concrete pad to house additional compressors serving expanded plant capacity; will be similar to present refrigeration installation.

CZ Tract 6  Parking Lot - minor grading and blacktopping.